EXHIBIT J

                 AFFILIATE SUBORDINATION AGREEMENT

     AFFILIATE SUBORDINATION AGREEMENT, dated as of August 9, 1995 (as amended, supplemented or otherwise modified from time to time, this "Agreement") among TRIARC COMPANIES, INC., a corporation organized under the laws of Delaware (the "Guarantor"), MISTIC BRANDS, INC., a corporation organized under the laws of Delaware (the "Borrower"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent (in such capacity, together with its successors in such capacity, the "Agent") for the benefit of each of the lenders (the "Lenders") signatory to the Credit Agreement dated as of August 9, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Agent and the Lenders.

                       W I T N E S S E T H :

     WHEREAS, pursuant to the terms of the Credit Agreement and the other Facility Documents, the Lenders have agreed to extend credit to the Borrower upon the terms and subject to the conditions set forth therein to be evidenced by the Notes issued by the Borrower thereunder and the Letters of Credit issued thereunder and to be guarantied by the Guarantor under the Unconditional Guaranty; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Agent to subordinate certain obligations of the Borrower to the Guarantor to the Senior Obligations.

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and to purchase Participating Interests in Letters of Credit issued under the Credit Agreement, each of the Guarantor, the Borrower and the Agent agree as follows:

          ARTICLE 1.  DEFINITIONS.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The following terms, as used herein shall have the following meanings:

     "Default" means any event which with the giving of notice or lapse of time, or both would become an Event of Default.

     "Event of Default" means any "Event of Default" under the Credit Agreement, the Unconditional Guaranty or any other
Facility Document.

     "Management Agreement" means the Management Agreement dated as of the date hereof between the Borrower and the Guarantor, in the form of Exhibit I, as the same may be amended or supplemented from time to time.

     "Management Fees" means all fees and other amounts payable by the Borrower to the Guarantor in respect of "Service Costs" under and as defined in the Management Agreement (including, without limitation, fees due, amounts accrued, and overhead and administrative costs billed by the Guarantor to the Borrower).

     "Security Documents" means the Unconditional Guaranty, the Security Agreement, the Trademark Security Agreement, the Pledge Agreement, this Agreement and each other security document that may from time to time be delivered to the Agent in connection with the Credit Agreement.

     "Senior Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Notes and all other obligations and liabilities of any Obligor to the Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, any Letter of Credit, any Interest Rate Protection Agreement to which a Lender is a party, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or any Lender) or otherwise.

     "Subordinated Obligations" means all obligations from time to time owing by the Borrower to the Guarantor in respect of Management Fees.

          ARTICLE 2.  REPRESENTATIONS AND WARRANTIES.

     The Guarantor represents and warrants that:

     Section 2.01. Incorporation, Good Standing and Due Qualification. The Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to qualify could not reasonably be expected to have a material adverse effect on the business, profits, Properties or condition of the Guarantor.

     Section 2.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Guarantor or any of its Subsidiaries; or (f) cause the Guarantor or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 2.03. Legally Enforceable Agreement. Each Facility Document to which the Guarantor is a party is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          ARTICLE 3.  SUBORDINATION PROVISIONS.

     It is intended by the Lenders that the subordination provisions contained in this Agreement shall benefit the Lenders equally (in priority) and ratably in order that the Senior Obligations rank equally in right of payment over the Subordinated Obligations. To implement the foregoing (but without limiting the generality thereof as it may apply to other provisions of this Agreement), the Guarantor agrees as follows:

     Section 3.01. Subordination. The Guarantor hereby agrees that, except as and to the extent hereinafter provided, the Subordinated Obligations are and shall be subordinate and subject in right of payment to the prior payment in full of all of the Senior Obligations, whether or not such Senior Obligations have been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. Without limiting the foregoing, the Guarantor also hereby agrees that, (a) except as otherwise provided in
Section 3.02 of this Agreement, it will not ask, demand, sue for, take or receive from the Borrower (other than directing the Borrower to make payment directly to the holders of the Senior Obligations for the purpose of causing the Senior Obligations to be paid), by set-off or in any other manner, payment of the whole or any part of the Subordinated Obligations, or any security therefor, and (b) it will not accelerate all or any portion of the Subordinated Obligations or otherwise implement any remedy it may have in respect of the Subordinated Obligations (provided that the Guarantor may accelerate the Subordinated Obligations if all outstanding Senior Obligations shall have been previously accelerated), in each case unless and until all of the Senior Obligations shall have been fully, finally and indefeasibly paid in cash, whether or not such Senior Obligations have been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. The Guarantor hereby irrevocably directs the Borrower to make such prior payment. The Guarantor further agrees that it will not institute against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law until such time as the Senior Obligations have been fully, finally and indefeasibly paid in cash.

     Section 3.02. Certain Payments Permitted. So long as no Default or Event of Default has occurred and is continuing (and only to the extent not prohibited by the provisions of the Facility Documents), the Guarantor may from time to time receive from the Borrower payments of all accrued and unpaid Subordinated Obligations. Nothing in this Agreement shall limit the right of the Guarantor to receive payments of the Subordinated Obligations so long as the Senior Obligations shall have been indefeasibly paid in full.

     Section 3.03. Distributions, etc. In furtherance of, and to make effective, the subordination provided for herein, the Guarantor further agrees as follows:

          (a) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof, to creditors of the Borrower, or upon any indebtedness of the Borrower, by reason of
(1) the liquidation, dissolution or other winding up, partial or complete, of the Borrower or the Borrower's business, (2) any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or (3) any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, then and in any such event:

               (i) any payment or distribution of any kind or character, whether in cash, securities or other property which but for this Agreement would be payable or deliverable upon or with respect to any or all of the Subordinated Obligations, shall instead be paid or delivered directly to the Agent for application to the Senior Obligations, whether then due or not due, until the Senior Obligations shall have first been fully, finally and indefeasibly paid in cash and satisfied; and

               (ii) the Guarantor hereby irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and/or vote claims and take such other proceedings, in the Agent's own name or in the name of the Guarantor, or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement (including, without limitation, the filing of any proof of claim in respect of the Subordinated Obligations in any bankruptcy or insolvency proceeding of the Borrower). In furtherance of the foregoing, the Guarantor agrees duly and promptly to take such action as may be reasonably requested by the Agent to assist in the collection of the Subordinated Obligations for the account of the Agent and/or to file appropriate proofs of claim in respect of the Subordinated Obligations, and to execute and deliver to the Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Agent to enable the Agent to enforce any and all claims upon or with respect to the Subordinated Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Obligations.

          (b) If any payment, distribution of security or proceeds of any security are received by the Guarantor upon or in respect of the Subordinated Obligations in contravention of the provisions of this Article 3, the Guarantor will forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to the Senior Obligations, whether then due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as property of the Agent. In the event of the failure of the Guarantor to make any such endorsement or assignment, the Agent, or any of its officers or employees, are hereby irrevocably authorized to make the same.

          (c) The Guarantor agrees that it will not transfer, assign, pledge or encumber the Subordinated Obligations or any part thereof or any instrument evidencing the same unless the respective instrument of assignment specifically provides that the assignee takes the Subordinated Obligations subject to the provisions of this Agreement and such assignee executes and delivers to the Agent an instrument in form and substance satisfactory to the Agent pursuant to which such assignee agrees to be bound by the provisions of this Agreement. From and after the occurrence of any Default or Event of Default, and for so long as the same shall be continuing, the Guarantor agrees that it will not exchange, forgive, waive or cancel the Subordinated Obligations or any part thereof or reduce the amount of the Subordinated Obligations in whole or in part.

          (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any Default or Event of Default with respect to any Senior Obligation or any default in the payment of any Senior Obligation, no payment shall be made with respect to the Subordinated Obligations.

     Section 3.04.  Continuing Subordination, etc.  The
subordination effected by this Agreement is a continuing subordination, and the Guarantor hereby agrees that at any time and from time to time, without prior notice to it:

          (a) the time for the Borrower's performance of or compliance with any of its obligations contained in the Credit
Agreement or any of the other Facility Documents may be extended or such performance or compliance may be waived by the applicable Lenders;

          (b)  any of the acts permitted under the Credit
Agreement or any of the other Facility Documents may be done;

          (c) payment of any of the Senior Obligations or any portion thereof may be extended; and

          (d)  any collateral security for the Senior
Obligations may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any of the Facility Documents or any other present or future agreement between the Borrower and the Lenders;

all without impairing or affecting the obligations of the Guarantor hereunder.

     Section 3.05. Waiver of Notice. The Guarantor hereby unconditionally waives notice of the incurring of the Senior Obligations or any part thereof in accordance with the terms of the Facility Documents and reliance by any Lender upon the subordination of the Subordinated Obligations to the Senior Obligations.

     Section 3.06. Application of Payments. Whenever any payment or distribution shall be paid or delivered to the Agent pursuant to the provisions of this Section 3 for application on the Senior Obligations, such payment or distribution shall be applied by the Agent to the repayment of the Senior Obligations in accordance with the priorities set forth in the Credit Agreement.

     Section 3.07. Subrogation. Subject to the prior indefeasible payment in full in cash of the Senior Obligations, the Guarantor shall not be subrogated to the rights of the Agent and the Lenders to receive payments or distributions in cash, property or securities of the Borrower applicable to the Senior Obligations until all amounts owing on the Senior Obligations shall be paid in full, and as between and among the Borrower, its creditors other than the Agent and the Lenders, and the Guarantor, no such payment or distribution made to the Agent or the Lenders by virtue of this Agreement which otherwise would have been made to the Guarantor shall be deemed to be a payment by the Borrower on account of the Senior Obligations, it being understood that the provisions of this Section 3 are intended solely for the purpose of defining the relative rights of the Guarantor, the Agent and the Lenders. Nothing herein will relieve the Borrower of its obligations to the Guarantor with respect to the Subordinated Obligations.

     Section 3.08. Certain Agreements. The Guarantor agrees that:

          (a) all holders of Senior Obligations, in determining to acquire and retain Senior Obligations, have relied upon the subordination of the Subordinated Obligations to the Senior
Obligations as provided herein;

          (b) promptly upon the written request of the Agent, the Guarantor shall execute and deliver to the Agent a written instrument by which the Guarantor affirms and agrees that the Subordinated Obligations is subordinated and junior in right of payment to such Senior Obligations on the terms and conditions provided herein;

          (c) promptly upon the written request of the Agent, the Guarantor shall take such other action as may be reasonably requested by the Agent to effectuate the subordination provided herein; and

          (d) the Subordinated Obligations shall not at any time be secured by any Lien or security interest on Property of the Borrower.

          ARTICLE 4.  MISCELLANEOUS.

     Section 4.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Guarantor, the Agent and the Required Lenders, or by the Guarantor and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by the Guarantor and all of the Lenders or by the Agent acting with the consent of all of the Lenders:
(a) release the Guarantor from the subordination hereunder; or
(b) amend, waive or modify the definitions of Subordinated Obligations or Senior Obligations.

     Section 4.02. Expenses. The Guarantor shall reimburse the Agent and each Lender for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and each Lender) in connection with the enforcement or preservation of any rights or remedies during the existence of an Event of Default (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding) under this Agreement.

     Section 4.03. Survival. The obligations of the Guarantor under Section 4.02 shall survive the repayment of the Loans and the Letters of Credit and the termination of the Commitments.

     Section 4.04.  Successors and Assigns.  This Agreement
shall be binding upon, and shall inure to the benefit of, the Guarantor, the Borrower, the Agent, the Lenders and their respective successors and assigns.

     Section 4.05. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent in writing, by telex, telecopy or other writing or by telephone, confirmed by telex, telecopy or other writing, and to the Lenders, to the Borrower and to the Guarantor by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy to the telecopier number as aforesaid is transmitted; provided that notices to the Agent and the Lenders shall be effective upon receipt.

     Section 4.06.  Headings.  The headings and captions
hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 4.07. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 4.08. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     SECTION 4.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK.

     Section 4.10. Subject to the Credit Agreement. Any and all rights granted to the Agent under this Agreement are to be held and exercised by the Agent for the benefit of the Lenders, pursuant to the provisions of the Credit Agreement. To the extent set forth in the Facility Documents, each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights granted to the Agent under this Agreement, are created and granted subject to the terms of the Credit Agreement.

     Section 4.11. Term of Agreement. This Agreement shall be and remain in full force and effect so long as any Obligation, any Letter of Credit or any Commitment is outstanding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   TRIARC COMPANIES, INC.


                                   By:
                                         Name:
                                         Title:


                                   Triarc Companies, Inc.
                                   900 Third Avenue
                                   New York, New York 10022
                                   Attention: Executive Vice
                                   President and General Counsel
                                   Telecopier No.: (212) 230-
                                   3216

                                   MISTIC BRANDS, INC.


                                   By:
                                       Name:
                                       Title:


                                   Address for Notices:

                                   Mistic Brands, Inc.
                                   2525 Palmer Avenue
                                   New Rochelle, NY 10801
                                   Attention: Chief Financial
                                               Officer
                                   Telecopier No.: (914) 637-
                                   0020

                                   With a copy to:

                                   Triarc Companies, Inc.
                                   900 Third Avenue
                                   New York, New York 10022
                                   Attention: Executive Vice
                                   President and General Counsel
                                   Telecopier No.: (212) 230-
                                   3216

                                   AGENT:

                                   THE CHASE MANHATTAN BANK
                                    (NATIONAL ASSOCIATION)


                                   By:
                                       Name:
                                       Title:

                                   Address for Notices:

                                   New York Agency
                                   4 Chase Metrotech Center
                                   13th Floor
                                   Brooklyn, NY 11245
                                   Attention: Lucy D'Orazio
                                   Telecopier No.: (718) 242-
                                   6909

                                   with a copy to:

                                   31 Mamaroneck Avenue
                                   White Plains, NY 10601
                                   Attention: Michael D. Anthony
                                   Telecopier No.: (914) 328-
                                   8373

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